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                                                                  Exhibit (a)(7)

             SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED

                              ARTICLES OF AMENDMENT

     Security Capital Real Estate Mutual Funds Incorporated, a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: On June 2, 2004, the Board of Directors of the Corporation, pursuant to Section 2-605(a)(2) of the Maryland General Corporation Law (the "MGCL"), adopted a resolution amending the Charter of the Corporation to change the name of a series of the Corporation's stock as follows:

     The name of the Corporation's Security Capital U.S. Real Estate Shares is hereby changed to Security Capital U.S. Real Estate Shares - Class S.

     The preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of said shares, as set forth in the Charter, as heretofore amended, are not changed by these Articles of Amendment.

     SECOND: The amendment to the Charter as herein above set forth is limited to a change expressly permitted by Section 2-605(a)(2) of the MGCL to be made without action by the stockholders, and has been duly advised and approved by a majority of the entire Board of Directors.

     THIRD: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name on its behalf by its President and attested to by its Assistant Secretary on this 29th day of June, 2004.

                                        SECURITY CAPITAL REAL ESTATE
                                           MUTUAL FUNDS INCORPORATED


                                        By: /s/ Anthony R. Manno, Jr.
                                            ------------------------------------
                                            Anthony R. Manno, Jr.
                                            President

Attest:


/s/ Michael J. Heller
-------------------------------------
Michael J. Heller
Assistant Secretary